Exhibit 99.1

NEWS RELEASE

Contact:	Brian Begley
Vice President - Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. COMPLETES DISTRIBUTION OF ATLAS RESOURCE PARTNERS, L.P. UNITS TO ITS UNITHOLDERS

PHILADELPHIA, PA – March 14, 2012 – Atlas Energy, L.P. (NYSE: ATLS) announced today that it has completed the distribution to its unitholders of common units representing an approximately 19.6% limited partner interest in Atlas Resource Partners, L.P. (NYSE: ARP), a newly formed master limited partnership that holds substantially all of ATLS’ natural gas and oil development and production assets and its partnership management business. ARP common units will begin “regular way” trading on the New York Stock Exchange today under the ticker symbol “ARP.”

After the close of business yesterday, ATLS distributed 0.1021 of a common unit of ARP for each outstanding common unit of ATLS held as of market close on February 28, 2012, the record date for the distribution. Approximately 5.24 million common units of ARP were distributed in the distribution.

ATLS continues to own common units representing an approximately 78.4% limited partnership interest in ARP, and owns the general partner of ARP, which holds a 2% general partner interest and all of the incentive distribution rights in ARP. The ownership of the incentive distribution rights becomes increasingly more valuable as the limited partner distributions of ARP increase. In addition, ATLS continues to own its existing interest in the midstream operations of Atlas Pipeline Partners, L.P. (NYSE: APL), ATLS’ midstream subsidiary, a leading natural gas gathering and processing MLP based in the Mid Continent region in Oklahoma and Texas.

Citigroup was lead financial advisor on the transaction, and Wachtell, Lipton, Rosen & Katz was legal advisor on the transaction.

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Atlas Energy, L.P. (NYSE: ATLS) is a publicly traded master limited partnership that owns and operates the general partner of Atlas Resource Partners, L.P. (NYSE: ARP), which owns a 2% general partner interest and all of the incentive distribution rights of ARP. Atlas Energy also owns an approximately 78.4% limited partner interest in ARP. In addition, Atlas Energy owns and operates the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), through which it owns a 2% general partner interest, all the incentive distribution rights and approximately 5.75 million common limited partner units of APL. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is a publicly traded master limited partnership that acquired substantially all of the natural gas and oil development and production assets and the partnership management business of Atlas Energy, L.P. Atlas Resource Partners has an interest in over 8,500 producing natural gas and oil wells, representing over 168 Bcfe of net proved developed reserves in Appalachia and the Niobrara region in Colorado. Atlas Resource Partners is also the largest sponsor of natural gas and oil investment partnerships in the United States. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is a publicly traded master limited partnership that is active in the gathering and processing segments of the midstream natural gas industry. In the Mid-Continent region of Oklahoma, southern Kansas, and northern and western Texas, APL owns and operates five active gas processing plants as well as approximately 9,000 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in the West Texas LPG Partnership, which is operated by Chevron Corporation. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, the expected financial results of Atlas Resource Partners, which are dependent on future events or developments; assumptions and uncertainties associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; and tax consequences of business transactions. In addition, ATLS and Atlas Resource Partners are subject to additional risks, assumptions and uncertainties detailed from time to time in the reports filed by ATLS and Atlas Resource

Partners with the U.S. Securities and Exchange Commission, including the risks, assumptions and uncertainties described in Atlas Resource Partners’ registration statement on Form 10 and ATLS’ quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and neither ATLS nor Atlas Resource Partners assumes any obligation to update such statements, except as may be required by applicable law.